UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

3020 Old Ranch Parkway, Suite 200 Seal Beach, California		90740
(Address of Principal Executive Offices)		Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2008, the following officers of the registrant entered into Amended and Restated Employment Agreements with the registrant: Andrew J. Littlefair, Richard R. Wheeler, James N. Harger and Mitchell W. Pratt.  These Amended and Restated Employment Agreements amend and restate the Employment Agreements dated January 1, 2006 between the registrant and each of the aforementioned officers, which agreements were filed by the registrant as Exhibits 10.7, 10.8, 10.9 and 10.10, respectively, to the registrant’s Form S-1 Registration Statement (File No. 333-137124) initially filed with the SEC on September 6, 2006.

The Amended and Restated Employment Agreements extend the term of employment of each of the aforementioned officers to December 31, 2013, and have been updated to reflect the officers’ respective salary and bonus threshold increases since January 1, 2006.  Additionally, the Amended and Restated Employment Agreements were updated to structure the timing of certain payments so that they will not be considered “deferred compensation” under Section 409A of the Internal Revenue Code.

Complete copies of the Amended and Restated Employment Agreements with Messrs. Littlefair, Wheeler, Pratt and Harger are attached as Exhibits 99.1, 99.2, 99.3 and 99.4 to this report, respectively, and are incorporated herein by reference. The summary of the agreements described above does not purport to be complete and is qualified in its entirety by reference to such agreements.

Item 9.01.	Exhibits and Financial Statements

(d)	Exhibits

99.1	Amended and Restated Employment Agreement dated December 31, 2008 by and between Clean Energy Fuels Corp. and Andrew J. Littlefair.

99.2	Amended and Restated Employment Agreement dated December 31, 2008 by and between Clean Energy Fuels Corp. and Richard R. Wheeler.

99.3	Amended and Restated Employment Agreement dated December 31, 2008 by and between Clean Energy Fuels Corp. and Mitchell W. Pratt

99.4	Amended and Restated Employment Agreement dated December 31, 2008 by and between Clean Energy Fuels Corp. and James N. Harger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2008		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer